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                                                                      EXHIBIT 16
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January 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
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Gentlemen:

We have read the statements made by Electric Fuel Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated January 19, 2000. We agree with the statement concerning our Firm in such Form 8-K/A.


Very truly yours,



 /s/ Kesselman & Kesselman
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Kesselman & Kesselman
Certified Public Accountants (Israel)